UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)
(650) 843-2800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On May 3, 2006, Connetics Corporation, or the Company, issued a press release announcing its preliminary results for the quarter ended March 31, 2006, and its intent to restate financial results for prior periods. A copy of the earnings release is furnished as Exhibit 99.1 to this report.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     On May 3, 2006, the Company concluded that its financial statements for the year ended December 31, 2005, and potentially additional periods, should no longer be relied upon. The Company has determined that its rebate reserves as of the end of 2005 were understated. Rebates are contractual discounts offered to government programs and private health plans which are eligible for rebates at the time prescriptions are dispensed, subject to various conditions. The Company records quarterly reserve provisions for rebates by estimating rebate liability for product sold, based on factors such as timing and terms of plans under contract, time to process rebates, product pricing, sales volumes, units held by distributors, and prescription trends. Upon review, the Company has concluded that the rebate rates and method used to calculate the rebate liability did not fully capture the impact of these factors in its historical provision. Accordingly, the Company plans to restate its financial statements for the year ended December 31, 2005, and potentially additional periods.
     The Company intends to file an amended Form 10-K for the year ended December 31, 2005 and any other required amendments to its annual and periodic reports, which will include the restated financial statements, as soon as practicable after the Company completes its internal review and restatement of its financial statements and the external audit process is completed. The Company does not expect that it will be able to complete this process and make these filings before May 10, 2006, the deadline for timely filing the Form 10-Q for the quarter ended March 31, 2006.
     The increase in the historical provision for rebate reserves will have the effect of decreasing revenues and earnings, accrued liabilities and retained earnings figures contained in our historical financial statements. We do not believe that this restatement will have an impact on the Company’s historical cash position or operating expenses.
     The Company and the audit committee of its board of directors have discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm.
     Additionally, the Company is evaluating Management’s Report on Internal Control Over Financial Reporting set forth in Item 9A on page 49 of the Company’s 2005 Annual Report on Form 10-K. Although the Company has not yet completed its analysis of the impact of this situation on its internal controls over financial reporting, the need to restate prior period financial statements makes it highly likely that the Company had a material weakness in internal control over financial reporting as of December 31, 2005, and may have a material weakness in internal control over financial reporting as of other dates. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The existence of one or more material weaknesses means the Company could not conclude that its internal controls over financial reporting were effective as of year end. If the Company were to conclude that a material weakness existed as of December 31, 2005, it would expect to receive an adverse opinion on internal control over financial reporting from its independent registered public accounting firm.
     On May 3, 2006, the Company issued a press release announcing its intent to restate financial statements for prior periods. A copy of the press release disclosing the planned restatement is attached as Exhibit 99.1 and is incorporated in this Item 4.02 by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated May 3, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ Katrina J. Church
Katrina J. Church
Executive Vice President, Legal Affairs General Counsel and Secretary

Date: May 3, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 3, 2006